Exhibit 99.4

PRESS RELEASE

White River Capital, Inc. www.WhiteRiverCap.com (AMEX: RVR)
First Chicago Bancorp www.FirstChicago.com

	White River Capital, Inc.	First Chicago Bancorp
Contact: Address: Phone:	Mark R. Ruh President & Chief Operating Officer 1445 Brookville Way Suite I Indianapolis, IN 46239 (317) 806-2166 x 6468	J. Christopher Alstrin Executive Vice President & Chief Financial Officer 1145 N. Arlington Heights Road Itasca, IL 60143 (630) 250-9500

June 30, 2008

WHITE RIVER CAPITAL, INC. ANNOUNCES
SIGNING OF DEFINITIVE AGREEMENT WITH
FIRST CHICAGO BANCORP

•	First Chicago Bancorp Is a Bank Holding Company With $1.2 Billion in Assets and Seven Branches in the Chicago Metropolitan Area

Indianapolis, Indiana; Itasca, Illinois . . . White River Capital, Inc. (AMEX: RVR) (“White River”) and First Chicago Bancorp (“First Chicago”) today announced the signing of a definitive agreement and plan of merger pursuant to which First Chicago will merge into

White River.  Terms of the agreement call for shareholders of First Chicago to receive one share of White River common stock for each two shares of First Chicago common stock.  Subject to approval from the American Stock Exchange (“Amex”) and the U.S. Securities and Exchange Commission (“SEC”) declaring effective White River’s registration statement covering the common stock issued to First Chicago’s shareholders in the merger, the common stock issued to First Chicago shareholders will trade on the Amex.  Additional terms of the merger include:

➢	Issuance of 6.14 million White River common shares to First Chicago shareholders, giving them 61.2% of the total shares of White River following the merger (1-for-2 exchange ratio).
➢
The board of directors of the surviving company will consist of nine current members of the First Chicago board, as well as Thomas C. Heagy and Daniel W. Porter from White River’s board of directors, and J. Mikesell Thomas, the former Chief Executive Officer of the Federal Home Loan Bank of Chicago. John W. Rose currently serves on the boards of directors of both companies and will remain a board member post closing.

➢
William J. Ruh will become Chairman and Chief Executive Officer of the combined company.  John G. Eck will remain President of First Chicago Bank & Trust, the bank subsidiary of the First Chicago. William E. McKnight will remain President of Coastal Credit LLC (“Coastal Credit”), White River’s operating subsidiary.

➢	Coastal Credit will become a subsidiary of First Chicago Bank & Trust.
➢	Upon closing, White River will change its name to First Chicago Bancorp.

White River’s Chairman and Chief Executive Officer John Eggemeyer stated, “We are pleased to have reached this agreement with First Chicago. Integrating into a larger organization will support our growth objectives for Coastal Credit. Most importantly we intend that the combination will provide Coastal Credit with more permanent funding at lower cost. We are happy to present our shareholders with this opportunity to realize additional value on their investment.”

William Ruh, Chairman and Chief Executive Officer of First Chicago commented, “This unique transaction that combines our companies will provide First Chicago Bank & Trust with an opportunity to diversify its portfolio by adding a higher yield asset class managed by an exceptionally experienced and proven team. Further, this merger provides flexibility to First Chicago given the significant accretion to its tangible book value while affording our shareholders the opportunity to convert their shares to publicly registered stock. We look forward to working with the White River team to build value for all shareholders.”

Completion of the transaction is subject to certain conditions, including approvals by both White River’s and First Chicago’s shareholders and bank regulatory authorities, and other customary closing conditions.  The transaction is expected to close in the fourth quarter of 2008.

ABOUT FIRST CHICAGO

First Chicago Bancorp is a privately held bank holding company based in Itasca, Illinois.  The company operates through its bank subsidiary, First Chicago Bank & Trust, with seven branches and $1.2 billion in assets.  First Chicago Bank & Trust provides commercial banking services, including real estate, construction and commercial loans, primarily to individuals and small and medium-sized businesses located in the Chicagoland area.

The following is First Chicago’s unaudited condensed consolidated balance sheet as of March 31, 2008 and its unaudited condensed consolidated statement of income for the quarter ending March 31, 2008.  Additional information about First Chicago is available at www.fdic.gov.

First Chicago Bancorp UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET AS OF MARCH 31, 2008
($ in 000’s)
ASSETS
Total cash and cash equivalents	$13,254

Investments:
Securities available for sale	108,821
FHLB and FRB stock, at cost	12,265

Loans and Leases
Real Estate
1-4 Family	92,182
Multifamily	146,628
Construction & Development	196,616
Commercial	244,406
Commercial and industrial	216,412
Consumer	2,906
Non-Accrual	9,756
Total loans and leases	908,905
Unearned income on loans and leases	(2,566)
Allowance for loan and lease losses	(10,133)
Loans and leases, net	896,206

Premises and equipment, net	35,235
Intangible assets	93,191
Total other assets	16,017

Total Assets	$1,174,990

LIABILITIES & SHAREHOLDERS’ EQUITY
Liabilities
Deposits
Demand deposits	$61,634
NOW	43,562
Savings	64,412
Money markets	120,178
Time certificates	547,528
Total Deposits	837,313

Federal funds purchased and securities sold under agreements to repurchase	32,267
Borrowings	104,500
Subordinated debentures	40,774
Accrued interest payable and other liabilities	8,995
Total Liabilities	1,023,849

Shareholders’ equity
Common stock & paid-in capital	142,533
Retained earnings	11,220
Other equity capital components	(2,612)
Total Shareholders’ Equity	151,141

Total Liabilities and Shareholders’ Equity	$1,174,990

First Chicago Bancorp UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF INCOME QUARTER ENDED MARCH 31, 2008
($ in 000’s)

Interest income
Loans	$15,256
Investment securities & other	1,507
Total interest income	16,764

Interest expense
Deposits	7,628
Borrowings	1,738
Total interest expense	9,365

Net interest income	7,399
Provision for loan losses	481
Net interest income, after provision	6,918

Noninterest income
Service Charges	285
Other	402
Gain (loss) on sale	445
Total noninterest income	1,132

Noninterest expenses
Salaries and employee benefits	2,431
Occupancy and equipment	668
Amortization of intangibles	535
Other	1,642
Total noninterest expenses	5,276

Income before income taxes	2,774
Income tax expense	1,003
Net Income	$1,771

Shares Outstanding, Ending (x 1,000)	12,286
Average Shares Outstanding (x 1,000)	12,279
Earnings Per Share (GAAP)	$0.14
Book Value Per Share	$12.30
Tangible Book Value Per Share	$4.72

ABOUT WHITE RIVER, COASTAL CREDIT AND UAC

Founded in 2004, White River is the holding company for Coastal Credit LLC and Union Acceptance Company LLC.

Coastal Credit LLC is a specialized auto finance company, headquartered in Virginia Beach, Virginia, engaged in acquiring sub-prime auto receivables from both franchised and independent automobile dealers which have entered into contracts with purchasers of typically used, but some new, cars and light trucks.  Coastal Credit then services the receivables it acquires. Coastal Credit commenced operations in Virginia in 1987 and conducts business in 20 states – Alaska, Arizona, California, Colorado, Delaware, Florida, Georgia, Hawaii, Louisiana, Maryland, Mississippi, Nevada, North Carolina, Ohio, Oklahoma, Pennsylvania, Tennessee, Texas, Virginia and Washington – through its 17 branch locations. The Coastal Credit receivables portfolio, net of unearned finance charges, was $96.9 million at March 31, 2008.

Union Acceptance Company LLC is a specialized auto finance company, based in Indianapolis, Indiana, which holds and oversees its portfolio of $6.9 million in non-prime auto receivables, as of March 31, 2008.

The following is White River’s unaudited condensed consolidated balance sheet as of march 31, 2008 and its unaudited condensed consolidated statement of income for the quarter ending March 31, 2008.  Additional information can be obtained from the SEC’s website at www.sec.gov or by accessing White River’s website at www.WhiteRiverCap.com.

WHITE RIVER CAPITAL, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (Dollars in thousands)

ASSETS	March 31, 2008

Cash and cash equivalents	$3,538
Finance receivables–net	86,353
Goodwill	34,536
Deferred tax assets–net	35,241
Other assets	1,465

TOTAL	$161,133

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES:
Line of credit	44,000
Accrued interest	229
Creditor notes payable	784
Other payables and accrued expenses	1,600

Total liabilities	46,613

SHAREHOLDERS’ EQUITY:
Preferred Stock, without par value, authorized
3,000,000 shares; none issued and outstanding	–
Common Stock, without par value, authorized
20,000,000 shares; 3,869,333 and 3,843,087 issued and outstanding at March 31, 2008 and December 31, 2007, respectively	180,228
Warrants, 150,000 outstanding at March 31, 2008 and December 31, 2007, respectively	534
Accumulated other comprehensive income, net of taxes	2,183
Accumulated deficit	(68,425)

Total shareholders’ equity	114,520

TOTAL	$161,133

WHITE RIVER CAPITAL, INC. CONDENSED CONSOLIDATED STATEMENT OF INCOME (Unaudited) (Dollars in thousands, except per share and share amounts)

Quarter Ended March 31, 2008
INTEREST:
Interest on receivables	$8,070
Accretion and other interest	3,565

Total interest income	11,635

Interest expense	(832)

Net interest margin	10,803

Provision for estimated credit losses	(1,197)

Net interest margin after provision for estimated credit losses	9,606

OTHER REVENUES (EXPENSES):
Salaries and benefits	(2,294)
Third party servicing expense	(114)
Other operating expenses	(1,411)
Bankruptcy costs	–
Charge to Master Trust–net	–
Change in fair market valuation of creditor notes payable	(46)
Gain from deficiency account sale	159
Other income (expense)	(34)

Total other revenues (expenses)	(3,740)

INCOME BEFORE INCOME TAXES	5,866
INCOME TAX EXPENSE	(2,142)
NET INCOME	$3,724
NET INCOME PER COMMON SHARE (BASIC)	$0.96
NET INCOME PER COMMON SHARE (DILUTED)	$0.94
BASIC WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	3,863,507
DILUTED WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	3,942,503

IMPORTANT MERGER INFORMATION

White River will file a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”) in connection with the proposed transaction.  The registration statement will include a joint proxy statement of White River and First Chicago that also constitutes a prospectus of White River, which will be sent to the shareholders of First Chicago.  We urge shareholders to read the joint proxy statement/prospectus when it becomes available because it will contain important information about White River, First Chicago and the proposed transaction. When filed, this document and other documents relating to the merger filed by White River and First Chicago can be obtained free of charge from the SEC’s website at www.sec.gov.  These documents also can be obtained free of charge for accessing by accessing White River’s website at www.WhiteRiverCap.com or First Chicago’s website at www.FirstChicago.com. Alternatively, these documents, when available, can be obtained free of charge from White River upon written request to:

White River Capital, Inc.
Mark R. Ruh
President & Chief Operating Officer
1445 Brookville Way
Suite I
Indianapolis, IN 46239
or by calling (317) 806-2166 x6468

or from First Chicago upon written request to:

First Chicago Bancorp
J. Christopher Alstrin
Executive Vice President & Chief  Financial Officer
1145 N. Arlington Heights Road
Itasca, IL 60143
or by calling (630) 250-9500

PARTICIPANTS IN THIS TRANSACTION

White River and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the proposed transaction under the rules of the SEC.  Information about these participants may be found in the Definitive Proxy Statement of White River relating to its 2008 Annual Meeting of Shareholders filed with the SEC on April 4, 2008. This definitive proxy statement can be obtained free of charge from the sources indicated above.  Additional information regarding the interests of these participants will also be included in the joint proxy statement/prospectus regarding the proposed transaction when it becomes available.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking information about White River that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Such information includes forward-looking statements above regarding the prospective effects and timing of the proposed merger of First Chicago into White River. All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of White River. White River cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. Risks and uncertainties include, but are not limited to potential failure to obtain shareholder or regulatory approval for the merger or to satisfy other conditions to the merger on the proposed terms and within the proposed timeframe; the inability to realize expected cost savings or synergies from the merger in the amounts or in the timeframe anticipated; changes in the estimate of non-recurring charges; costs or difficulties relating to integration matters might be greater than expected; material adverse changes in First Chicago’s or White River’s operations or earnings; or a decline in the economy in primary market areas of the constituent companies. If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, White River's results of operations before, or after giving effect to the merger, could differ materially from those expressed in, implied or projected by such forward-looking statements. White River assumes no obligation to update such forward-looking statements.

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